Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES FOURTH QUARTER RESULTS
Standard Segment Sales Drive Sequential Revenue Growth
Kent, WA — July 1, 2010 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2010 fourth quarter ended April 30, 2010.
For the quarter, Flow reported consolidated revenues of $48.6 million, a 7% sequential increase from $45.4 million in the fiscal 2010 third quarter, and an 11% increase from $43.7 million in the fourth quarter one year ago.
The Company reported fiscal 2010 fourth quarter net income of $0.1 million or $0.00 per share. That compares to a net loss of $4.5 million or $0.12 loss per share in the year ago fourth quarter, which included non-recurring pre-tax charges aggregating to $5.2 million. Excluding those charges and the related tax effects, the year ago fourth quarter pro forma loss from continuing operations was $1.2 million or $0.03 loss per share.
“This marks our third consecutive quarter of sequential revenue growth, as we continue to see signs that our Standard segment is stabilizing or improving in most of our global markets, with customers generally starting to reinvest in line with the pace of recovery,” said Charley Brown, President and CEO of Flow. “We also continue to remain optimistic about our Advanced segment as our backlog stood at $21.9 million despite nearing completion of the Company’s initial two-year, $30 million Airbus A-350XWB contract.”
Operations Review for Fiscal 2010 Fourth Quarter
•	Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $40.7 million, an increase of $3.7 million or 10% sequentially from the fiscal year 2010 third quarter, and an increase of $9.7 million or 31% from the prior year fourth quarter.

•	Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features as well as parts and services for those installed systems, were $7.9 million for the quarter, a sequential decrease of $0.4 million or 5% from the fiscal year 2010 third quarter, and a decrease of $4.8 million or 38% from the prior year quarter. Advanced segment sales are recorded using the percentage of completion method, with lead times ranging as long as 18 to 24 months.

•	Aggregate gross margins were 39.0% for the quarter, compared to gross margin of 40.2% in the fiscal 2010 third quarter and 39.8% in the prior year fourth quarter.

•	Total overall operating expenses for the quarter were $18.4 million. That compares to $18.5 million in the fiscal 2010 third quarter; and to $17.9 million in the prior year fourth quarter, excluding $4.5 million in non-recurring charges.

•	In the prior year fourth quarter, the Company recorded non-recurring charges aggregating to $5.2 million comprised of $4.5 million related to previously deferred transaction costs for a terminated acquisition, consolidation of manufacturing facilities and severance costs, and a $0.7 million charge primarily related to the amendment of its senior credit facility. There were no non-recurring charges in the fiscal year 2010 fourth quarter.
Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, July 1st at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-303-6620 or 224-357-2202. A 7-day replay will be available following the call by dialing 800-642-1687 or 706-645-9291. The conference call passcode is 82339375. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding stabilizing or improving revenue and optimism for the Advanced segment. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.
that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,			Twelve months ended April 30,
US Dollars in thousands, except per share data	2010	2009	% Change	2010	2009	% Change

Sales	$48,604	$43,749	11%	$173,749	$210,103	-17%

Cost of Sales	29,668	26,337	13%	105,982	121,775	-13%

Gross Margin	18,936	17,412	9%	67,767	88,328	-23%

Operating Expenses:
Sales and Marketing	10,303	9,174	12%	37,259	41,170	-9%
Research and Engineering	2,322	1,835	27%	8,104	8,644	-6%
General and Administrative	5,791	6,920	-16%	25,182	29,506	-15%
Restructuring and Other Operating Charges	—	4,484	-100%	4,222	38,642	-89%

Operating Expenses	18,416	22,413	-18%	74,767	117,962	-37%

Operating Income (Loss)	520	(5,001)	NM	(7,000)	(29,634)	76%

Interest Expense, net	(348)	(732)	-52%	(2,122)	(1,068)	99%
Other Expense, net	(245)	(555)	-56%	(1,111)	(614)	81%

Loss Before Benefit for Income Taxes	(73)	(6,288)	99%	(10,233)	(31,316)	67%
Benefit for Income Taxes	191	1,950	-90%	2,844	8,230	-65%

Income (Loss) from Continuing Operations	118	(4,338)	NM	(7,389)	(23,086)	68%
Income (Loss) from Discontinued Operations, net of tax	(6)	(133)	95%	(1,095)	(733)	-49%

Net Income (Loss)	$112	$(4,471)	NM	$(8,484)	$(23,819)	64%

Basic and Diluted Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.00	$(0.12)	NM	$(0.17)	$(0.61)	72%
Net Income (Loss)	$0.00	$(0.12)	NM	$(0.19)	$(0.63)	69%

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income (Loss) Per Share (000):
Basic and Diluted	46,909	37,685		43,567	37,627
Diluted	46,909	37,685		43,567	37,627

NM = not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)

	April 30,	April 30,
US Dollars in thousands	2010	2009	% Change
ASSETS:
Current Assets:
Cash	$6,367	$10,117	-37%
Receivables, net	35,749	32,103	11%
Inventories	22,503	21,480	5%
Other Current Assets	9,476	31,543	-70%

Total Current Assets	74,095	95,243
Property and Equipment, net	21,769	22,983	-5%
Other Long-Term Assets	35,345	26,734	32%

	$131,209	$144,960

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$350	$15,226	-98%
Current Portion of Long-Term Obligations	61	1,367	-96%
Accounts Payable and Other Accrued Liabilities	22,573	17,897	26%
Other Current Liabilities	19,198	17,830	8%
Reserve for Patent Litigation	—	15,000	-100%

Total Current Liabilities	42,182	67,320
Other Long-Term Liabilities	5,449	8,929	-39%
Subordinated Notes	7,954	6,000	33%

Total Other Long-Term Liabilities	55,585	82,249

Shareholders’ Equity	75,624	62,711	21%

	$131,209	$144,960

Flow International Corporation
Supplemental Data
(Unaudited)

	Three months ended April 30,			Twelve months ended April 30,
US Dollars in thousands	2010	2009%	Change	2010	2009%	Change
Sales Breakdown:
Systems	$32,459	29,946	8%	$116,132	$145,944	-20%
Consumable Parts	16,145	13,803	17%	57,617	64,159	-10%

Total	$48,604	$43,749	11%	$173,749	$210,103	-17%

Segment Revenue Breakdown:
Standard	$40,698	$31,040	31%	$137,514	$181,132	-24%
Advanced	7,906	12,709	-38%	36,235	28,971	25%

	$48,604	$43,749	11%	$173,749	$210,103	-17%

* Includes corporate overhead expenses as well as general and administrative expenses of inactive subsidiaries that do not constitute segments.

Depreciation and Amortization Expense	$1,647	$1,133	45%	$5,725	$4,343	32%

Capital Spending	$1,044	$2,070	-50%	$9,969	$8,932	12%

NM = not meaningful

Flow International Corporation
Reconciliation of GAAP to Pro forma
(Unaudited)

	Three months ended April 30,		Twelve months ended April 30,
US Dollars in thousands, except per share data	2010	2009	2010	2009
GAAP Income (Loss) from Continuing Operations	$118	$(4,338)	$(7,389)	$(23,086)

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Write-off of Previously Deferred Direct Transaction Costs	—	3,767	—	3,767
Restructuring and Other Operating Charges	—	717	1,003	2,994
Goodwill Impairment	—	—		2,764
Provision for Patent Litigation	—	—		29,000
Write-off of Deferred Debt Issuance Costs	—	654	253	654
Inventory Write-Off	—	36	—	144
Liquidation of Dormant Foreign Subsidiaries	—	—	1,277	—
Tax Effect of Adjustments	—	(2,018)	(2,610)	(15,336)

Pro forma Income (Loss) from Continuing Operations	$118	$(1,182)	$(4,248)	$901

GAAP Net Income (Loss)	$112	$(4,471)	$(8,484)	$(23,819)

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Write-off of Previously Deferred Direct Transaction Costs	—	3,767	—	3,767
Restructuring and Other Operating Charges	—	717	1,003	2,994
Goodwill Impairment	—	—	—	2,764
Provision for Patent Litigation	—	—	—	29,000
Write-off of Deferred Debt Issuance Costs	—	654	253	654
Inventory Write-Off	—	36	—	144
Liquidation of Dormant Foreign Subsidiaries	—	—	1,277	—
Discontinued Operations	6	133	1,095	733
Tax Effect of Adjustments	—	(2,018)	(2,610)	(15,336)

Pro forma Net Income (Loss)	$118	$(1,182)	$(4,248)	$901

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$0.00	$(0.12)	$(0.17)	$(0.61)
Net Income (Loss)	$0.00	$(0.12)	$(0.19)	$(0.63)

Pro forma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$0.00	$(0.03)	$(0.10)	$0.02
Net Income (Loss)	$0.00	$(0.03)	$(0.10)	$0.02